Exhibit 99.1

Benefitfocus, Inc. 843-284-1052 ext. 6907 pr@benefitfocus.com Investor Relations: ICR for Benefitfocus, Inc. Brian Denyeau 646-277-1251 brian.denyeau@icrinc.com

Benefitfocus Announces Third Quarter 2013 Financial Results

•	Total revenue of $26.3 million grew 26% year-over-year

•	Employer revenue of $9.8 million grew 66% year-over-year

•	Initial Public Offering raised $70.1 million in net proceeds

Charleston, S.C. – November 7, 2013 – Benefitfocus, Inc. (NASDAQ: BNFT), a leading provider of cloud-based benefits software solutions, today announced its third quarter 2013 financial results.

“Benefitfocus delivered strong third quarter results that were highlighted by 66% growth in our employer revenue,” said Shawn Jenkins, President and Chief Executive Officer of Benefitfocus. “We are seeing strong demand for next-generation, cloud-based benefits management solutions as employers need to more efficiently manage nearly 30% of their total employee compensation. In addition, the benefits management industry is evolving from a defined benefit model towards a more flexible, defined contribution approach that empowers employees and individuals to design the benefits package that best suits their needs. We believe Benefitfocus is uniquely positioned to capitalize on these trends in a multi-billion dollar market opportunity.”

Jenkins added, “Our recent IPO was a significant milestone for Benefitfocus and served to further increase our market awareness, while also providing us with additional resources to execute on our strategic growth initiatives.”

Third Quarter 2013 Financial Highlights

Revenue

•	Total revenue was $26.3 million, an increase of 26% compared to the third quarter of 2012.

•	Software revenue was $24.5 million, an increase of 29% compared to the third quarter of 2012.

•	Professional services revenue was $1.8 million, an increase of 1% compared to the third quarter of 2012.

•	Employer revenue was $9.8 million, an increase of 66% compared to the third quarter of 2012.

•	Insurance carrier revenue was $16.5 million, an increase of 11% compared to the third quarter of 2012.

Operating Income

•	GAAP operating loss was ($6.8) million, compared to an operating loss of ($2.3) million in the third quarter of 2012.

•	Non-GAAP operating loss was ($6.4) million, compared to ($2.1) million in the third quarter of 2012.

Net Income

•	GAAP net loss was ($6.8) million, compared to a net loss of ($2.4) million for the third quarter of 2012. GAAP net loss per share was ($1.08), based on 6.3 million basic and diluted weighted average common shares outstanding, compared to a GAAP net loss per share of ($0.49) for the third quarter of 2012, based on 4.8 million basic and diluted weighted average common shares outstanding.

•	Non-GAAP net loss was ($6.4) million, compared to ($2.1) million in the third quarter of 2012. Non-GAAP net loss per diluted share was ($0.30), based on 21.6 million basic and diluted weighted average common shares outstanding, compared to ($0.10) for the third quarter of 2012, based on 21.3 million basic and diluted weighted average common shares outstanding. These non-GAAP earnings per share calculations assume our convertible preferred stock was converted to common stock for the full quarter.

Adjusted EBITDA

•	Adjusted EBITDA was ($4.5) million, compared to ($0.4) million in the third quarter of 2012.

Balance Sheet and Cash Flow

•	Cash and cash equivalents at September 30, 2013 totaled $84.7 million, compared with $13.7 million at the end of the second quarter of 2013. The increase in cash was due principally to the $70.1 million in net proceeds generated from the completion of the company’s initial public offering in September 2013.

•	Cash flow from operations was $3.0 million and free cash flow was ($0.3) million for the third quarter of 2013, after taking into consideration $3.3 million of capital expenditures and capitalized software. This compares to cash flow from operations of $1.9 million and free cash flow of $0.1 million for the third quarter of 2012, after taking into consideration $1.8 million of capital expenditures and capitalized software.

A reconciliation of GAAP to non-GAAP financial measures has been provided in this press release, including in the accompanying tables. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Third Quarter and Recent Business Highlights

•	Ended the quarter with 379 employer customers, an increase of 31 from the second quarter of 2013 and 110 from the year ago period.

•	Added new employer customer relationships with Fiesta Restaurant Group, Inc., Sears Hometown and Outlets Stores, Inc., Sprouts Farmers Markets, Inc., Stolt-Nielsen USA and Western Kentucky University, among others.

•	Announced the availability of BENEFITFOCUS HR INTOUCH® Mobile, a native app for iOS and Android mobile devices that can be downloaded from Google Play and the iTunes App Store. This new solution provides employees using BENEFITFOCUS HR INTOUCH® access to all their benefits information anytime and anywhere from their mobile devices.

•	Announced a strategic alliance with Equifax Workforce Solutions making available the Equifax Look-Back Calculator through BENEFITFOCUS HR INTOUCH®, which allows employers to calculate look-back periods of hourly workforce populations using the safe harbor method introduced by the Employer Shared Responsibility provision of the Affordable Care Act.

•	Successfully completed our initial public offering of approximately 4.94 million shares, including 3 million primary shares that generated net proceeds of $70.1 million to Benefitfocus.

Business Outlook

Based on information available as of November 7, 2013, Benefitfocus is issuing guidance for the fourth quarter and full year 2013 as indicated below.

Fourth Quarter 2013:

•	Total revenue is expected to be in the range of $28.0 million to $29.0 million.

•	Non-GAAP net loss is expected to be in the range of a loss of ($8.0) million to ($8.5) million, or ($0.33) to ($0.35) per share, based on 24.5 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of ($6.0) million to ($6.5) million.

Full Year 2013:

•	Total revenue is expected to be in the range of $102.5 million to $103.5 million.

•	Non-GAAP net loss is expected to be in the range of ($28.9) million to ($29.4) million, or ($1.30) to ($1.33) per share, based on 22.2 million basic and diluted weighted average common shares outstanding.

•	Adjusted EBITDA is expected to be in the range of ($21.2) million to ($21.7) million.

Conference Call Details:

In conjunction with this announcement, Benefitfocus will host a conference call today, November 7, 2013 at 5:00 p.m. Eastern Time to discuss the company’s financial results. To access this call, dial (855) 425-4205 (domestic) or (317) 586-4497 (international) with conference ID 89388506. A live webcast, as well as the replay, of the conference call will be available on the Investor Relations page of the company’s website at http://investor.benefitfocus.com/. A replay of this conference call can also be accessed by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) until December 7, 2013.

About Benefitfocus

Benefitfocus (NASDAQ: BNFT), is a leading provider of cloud-based benefits software solutions for consumers, employers, insurance carriers and brokers. Benefitfocus serves more than 20 million consumers on its platform that consists of an integrated portfolio of products and services enabling clients to more efficiently shop, enroll, manage and exchange benefits information. With a user-friendly interface and consumer-centric design, the Benefitfocus Platform provides one place for consumers to access all their benefits. Benefitfocus solutions support the administration of all types of benefits, including core medical, dental, and other voluntary benefits plans as well as wellness programs. For more information, visit www.benefitfocus.com.

Non-GAAP Financial Measures

The company uses certain non-GAAP financial measures in this release, including non-GAAP loss from operations, net loss, net loss per share, adjusted gross profit, adjusted EBITDA and free cash flow. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow, that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP.

Non-GAAP loss from operations, net loss and net loss per share exclude stock-based compensation expenses and amortization of acquisition related intangible assets. Adjusted gross profit excludes stock-based compensation, amortization of acquisition-related intangible assets, amortization of software development costs and depreciation. We define adjusted EBITDA as net loss before net interest, taxes, and depreciation and amortization expense, adjusted to eliminate stock-based compensation expense and expense related to the impairment of goodwill and intangible assets. We define free cash flow as cash flow from operations less capital expenditures and capitalized software. Please note that other companies might define their non-GAAP financial measures differently than we do.

Management presents certain non-GAAP financial measures in this release because it considers them to be important supplemental measures of performance. Management uses these non-GAAP financial measures for planning purposes, including analysis of the company’s performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the company’s financial and operational performance. Management also intends to provide these non-GAAP financial measures as part of the company’s future earnings discussions and, therefore, the inclusion of the non-GAAP financial measures should provide consistency in the company’s financial reporting.

Non-GAAP financial measures have limitations as an analytical tool. Investors are encouraged to review the reconciliation of the non-GAAP measures to their most directly comparable GAAP measures provided in this release, including in the accompanying tables.

Safe Harbor Statement

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Actual results might differ materially from those explicit or implicit in the forward-looking statements. Important factors that could cause actual results to differ materially include: the immature and volatile market for our products and services; the need to innovate and provide useful products and services; risks related to changing healthcare and other applicable regulations; our ability to compete effectively; our ability to maintain our culture and recruit and retain qualified personnel; privacy, security and other risks associated with our business; and the other risk factors set forth from time to time in our SEC filings, copies of which are available free of charge within the Investor Relations section of the Benefitfocus website at http://investor.benefitfocus.com/sec.cfm or upon request from our Investor Relations Department. Benefitfocus assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

Benefitfocus, Inc.

Unaudited Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue	$26,317	$20,833	$74,496	$59,531
Cost of revenue (1)(2)	16,379	10,899	43,549	33,130

Gross profit	9,938	9,934	30,947	26,401
Operating expenses: (1)(2)
Sales and marketing	7,426	6,727	27,331	21,791
Research and development	6,633	3,706	17,138	11,416
General and administrative	2,645	1,811	8,253	5,564
Change in fair value of contingent consideration	—	(1)	(43)	169

Total operating expenses	16,704	12,243	52,679	38,940

Loss from operations	(6,766)	(2,309)	(21,732)	(12,539)
Other income (expense):
Interest income	8	9	31	41
Interest expense	(113)	(37)	(271)	(139)
Other expense	9	(28)	(29)	(57)

Total other expense, net	(96)	(56)	(269)	(155)

Loss before income taxes	(6,862)	(2,365)	(22,001)	(12,694)
Income tax (benefit) expense	(59)	10	(19)	49

Net loss	$(6,803)	$(2,375)	$(21,982)	$(12,743)

Comprehensive loss	$(6,803)	$(2,375)	$(21,982)	$(12,743)

Net loss per common share:
Basic and diluted	$(1.08)	$(0.49)	$(4.14)	$(2.64)

Weighted-average common shares outstanding:
Basic and diluted	6,320,731	4,836,179	5,315,008	4,824,182

(1) Stock-based compensation included in above line items:
Cost of revenue	$57	$42	$188	$126
Sales and marketing	29	15	93	45
Research and development	56	28	189	85
General and administrative	142	68	351	208

(2) Amortization of acquired intangible assets included in above line items:
Cost of revenue	$60	$66	$186	$190
Sales and marketing	6	7	22	26
Research and development	11	9	31	28
General and administrative	2	2	7	7

Benefitfocus, Inc.

Unaudited Consolidated Balance Sheets

(in thousands, except share and per share data)

	As of September 30, 2013	As of December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$84,672	$19,703
Accounts receivable, net	21,177	13,372
Prepaid expenses and other current assets	2,495	1,483

Total current assets	108,344	34,558
Property and equipment, net	16,474	14,150
Intangible assets, net	1,333	1,579
Goodwill	1,634	1,634

Total assets	$127,785	$51,921

Liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,596	$1,726
Accrued expenses	3,219	2,453
Accrued compensation and benefits	15,737	9,661
Deferred revenue, current portion	14,192	11,165
Capital lease obligations, current portion	1,170	1,171
Notes payable, current portion	—	2,420
Contingent consideration related to acquisition, current portion	310	328

Total current liabilities	40,224	28,924

Deferred revenue, net of current portion	58,166	46,355
Revolving line of credit	5,757	—
Capital lease obligations, net of current portion	604	550
Notes payable, net of current portion	—	3,561
Other non-current liabilities	2,593	2,301

Total liabilities	107,344	81,691

Commitments and contingencies

Redeemable convertible preferred stock:
Convertible Series A preferred stock, no par value, no shares authorized, issued and outstanding at September 30, 2013; 14,055,851 shares authorized, issued and outstanding at December 31, 2012	—	105,505
Convertible Series B preferred stock, no par value, no shares authorized, issued and outstanding at September 30, 2013; 2,441,009 shares authorized, issued and outstanding, at December 31, 2012	—	29,973

Total redeemable convertible preferred stock	—	135,478

Stockholders’ equity (deficit):
Preferred stock, par value $0.001, 5,000,000 shares authorized, no shares issued and outstanding at September 30, 2013 and December 31, 2012	—	—
Common stock, no par value, no shares authorized issued and outstanding at September 30, 2013; 100,000,000 shares authorized, 20,125,063 shares issued and 4,792,347 shares outstanding at December 31, 2012	—	6,109
Common stock, par value $0.001, 50,000,000 shares authorized, 24,441,228 shares issued and outstanding at September 30, 2013; no shares authorized, issued and outstanding at December 31, 2012	24	—
Additional paid-in capital	213,756	—
Accumulated deficit	(193,339)	(171,357)

Total stockholders’ equity (deficit)	20,441	(165,248)

Total liabilities, redeemable convertible preferred stock and stockholders’ equity (deficit)	$127,785	$51,921

Benefitfocus, Inc.

Unaudited Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities
Net loss	$(21,982)	$(12,743)
Adjustments to reconcile net loss to net cash and cash equivalents provided by operating activities:
Depreciation and amortization	5,727	6,567
Stock-based compensation expense	821	464
Change in fair value and accretion of warrant	669	320
Change in fair value of contingent consideration	(18)	225
Provision for doubtful accounts	55	80
Loss on disposal of property and equipment	20	9
Changes in operating assets and liabilities:
Accounts receivable, net	(7,860)	(2,437)
Prepaid expenses and other current assets	(1,012)	228
Accounts payable	3,870	405
Accrued expenses	766	456
Accrued compensation and benefits	6,076	3,659
Contingent consideration related to acquisition	—	(320)
Deferred revenue	14,838	9,165
Other non-current liabilities	293	319

Net cash and cash equivalents provided by operating activities	2,263	6,397

Cash flows from investing activities
Purchases of property and equipment	(6,695)	(5,154)
Proceeds from sale of property and equipment	9	—

Net cash and cash equivalents used in investing activities	(6,686)	(5,154)

Cash flows from financing activities
Proceeds from initial public offering, net of issuance costs	70,064	—
Draws on revolving line of credit	10,757	—
Payments on revolving line of credit	(5,000)	—
Proceeds from notes payable borrowing	1,465	—
Repayment of notes payable	(7,447)	(835)
Proceeds from exercises of stock options	572	84
Proceeds from issuance of common stock (excluding IPO)	68	—
Repurchases of common stock	—	(593)
Payments of contingent consideration	—	(1,700)
Payments on capital lease obligations	(1,087)	(1,071)

Net cash and cash equivalents provided by (used in) financing activities	69,392	(4,115)

Net increase (decrease) in cash and cash equivalents	64,969	(2,872)
Cash and cash equivalents, beginning of period	19,703	15,856

Cash and cash equivalents, end of period	$84,672	$12,984

Supplemental disclosure of non-cash investing and financing activities
Property and equipment acquired with direct financing or leases	$1,138	$—

Supplemental disclosures of cash flow information
Income taxes paid	$168	$40

Interest paid	$248	$149

Benefitfocus, Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited, dollars in thousands except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Reconciliation from Gross Profit to Adjusted Gross Profit:
Gross profit	$9,938	$9,934	$30,947	$26,401
Depreciation	999	999	2,910	3,008
Amortization of software development costs	661	554	1,904	2,664
Amortization of acquired intangible assets	60	66	186	190
Stock-based compensation expense	57	42	188	126

Adjusted gross profit	$11,715	$11,595	$36,135	$32,389

Reconciliation from Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(6,766)	$(2,309)	$(21,732)	$(12,539)
Amortization of acquired intangible assets	79	84	246	251
Stock-based compensation expense	284	153	821	464

Total net adjustments	$363	$237	$1,067	$715

Non-GAAP operating loss	$(6,403)	$(2,072)	$(20,665)	$(11,824)

Reconciliation from Net Loss to Adjusted EBITDA:
Net loss	$(6,803)	$(2,375)	$(21,982)	$(12,743)
Depreciation	1,235	1,175	3,577	3,652
Amortization of software development costs	661	554	1,904	2,664
Amortization of acquired intangible assets	79	84	246	251
Interest income	(8)	(9)	(31)	(41)
Interest expense	113	37	271	139
Income tax expense	(59)	10	(19)	49
Stock-based compensation expense	284	153	821	464

Total net adjustments	$2,305	$2,004	$6,769	$7,178

Adjusted EBITDA	$(4,498)	$(371)	$(15,213)	$(5,565)

Reconciliation from Net Loss to Non-GAAP Net Loss:
Net loss	$(6,803)	$(2,375)	$(21,982)	$(12,743)
Amortization of acquired intangible assets	79	84	246	251
Stock-based compensation expense	284	153	821	464

Total net adjustments	363	237	1,067	715

Non-GAAP net loss	$(6,440)	$(2,138)	$(20,915)	$(12,028)

Calculation of Non-GAAP Earnings Per Share:
Non-GAAP net loss	$(6,440)	$(2,138)	$(20,915)	$(12,028)
Weighted average shares outstanding -basic and diluted	6,320,731	4,836,179	5,315,008	4,824,182
Additional weighted average shares giving effect to conversion of convertible preferred stock at the beginning of the period	15,241,664	16,496,860	16,073,864	16,496,860

Shares used in computing non-GAAP net loss per share - basic and diluted	21,562,395	21,333,039	21,388,872	21,321,042

Non-GAAP net loss per common share - basic and diluted	$(0.30)	$(0.10)	$(0.98)	$(0.56)